UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2012

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2012, Silicon Laboratories Inc. (“Silicon Laboratories”) entered into a Transition Agreement with Necip Sayiner.  Pursuant to the Transition Agreement, Mr. Sayiner agreed to continue to serve as our President and Chief Executive Officer through April 18, 2012 and agreed to continue to serve as a non-executive advisor through July 19, 2012.  Upon his separation from Silicon Laboratories and execution of a release of claims, he will receive a severance package consistent with the terms of his employment agreement consisting of (a) cash equal to his annual salary, (b) cash equal to 200% of his quarterly bonus for the fourth quarter of 2011 and the first quarter of 2012, and (c) 12 months of continued COBRA coverage.  In addition to the severance provided under his employment agreement, the Transition Agreement also provides that his outstanding stock options will be exercisable for 12 months following termination (rather than three months) and he will receive accelerated vesting of 81,298 restricted stock units and 9,900 market stock units (subject to the performance criteria over the revised performance period).  His remaining 15,264 restricted stock units and 9,900 market stock units shall cancel.

The foregoing description is subject to, and qualified in its entirety by, the Transition Agreement. The Transition Agreement is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2012, Silicon Laboratories issued a press release announcing its chief executive officer transition plan.

G. Tyson Tuttle shall become President and Chief Executive Officer effective as of April 19, 2012. Mr. Tuttle, age 44, has served as Chief Operating Officer and Senior Vice President since May 2011.  Mr. Tuttle served as Chief Technical Officer from January 2010 to May 2011. From May 2005 to December 2009, he was the Vice President and General Manager of Broadcast products including the audio and video product families. Mr. Tuttle joined Silicon Laboratories in 1997 as a senior design engineer. From 1999 to 2005, Mr. Tuttle served in a variety of product management, marketing and business leadership positions. Previously, Mr. Tuttle held senior design engineering positions at Crystal Semiconductor/Cirrus Logic and Broadcom Corporation. Mr. Tuttle holds an M.S. in Electrical Engineering from UCLA and a B.S. in Electrical Engineering from Johns Hopkins University.

Necip Sayiner shall cease to serve as our President and Chief Executive Officer and as a member of our board of directors effective as of the end of the day on April 18, 2012.

The press release announcing the appointment of Mr. Tuttle is attached hereto as Exhibit 99.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Transition Agreement between Necip Sayiner and Silicon Laboratories Inc. dated March 1, 2012.

99	Press Release of Silicon Laboratories Inc. dated March 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

March 1, 2012	/s/ Paul V. Walsh, Jr.
Date	Paul V. Walsh, Jr.
Vice President and
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Agreement between Necip Sayiner and Silicon Laboratories Inc. dated March 1, 2012

99	Press release of Silicon Laboratories Inc. dated March 1, 2012